EXHIBIT 4.2
GOLD ENERGY, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$1,000.00 per Unit
Minimum Investment of 25 Units ($25,000)
1 Unit Increments Thereafter ($1,000)
The undersigned subscriber, desiring to become a member of Gold Energy, LLC (“Gold Energy”), a North Dakota limited liability company, with its principal place of business at 1183 6th Street South, Wahpeton, North Dakota 58075, hereby subscribes for the purchase of the membership interests of Gold Energy, and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name

2.	Title, if applicable:

3.	Subscriber’s Address:
Street

City, State, Zip Code

4.	Telephone:

4.	Email Address:

B. NUMBER OF UNITS PURCHASED. You must purchase at least 25 units. We presently have 2,100 units outstanding. The maximum number of units to be sold is 75,000.

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $25,000).

1.Total Purchase Price	=	2.1st Installment	+	3.2nd Installment
($1,000.00 Per Unit multiplied		(10% of the Total Purchase Price)		(90% of the Total Purchase Price)
by the number in box B above.)
	=		+
D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
You should read the Prospectus dated [Date of Effectiveness] (the “Prospectus”) in its entirety including exhibits for a complete explanation of an investment in Gold Energy, LLC. To subscribe, you must:
INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Member Control Agreement attached to this Subscription Agreement as Exhibit A.

     2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to Bremer Trust, N.A., escrow agent for Gold Energy, LLC. You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and grant Gold Energy a security interest in your Units.
     4. Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to either of the following:

Gold Energy, LLC	Bremer Trust, N.A.
Attention: Michelle Swenson	Attention: Ruth Molloy, Trust Officer
1183 6th Street South	PO Box 937
Wahpeton, ND 58075	Alexandria, MN 56308
     5. Upon written notice from Gold Energy stating that its sales of Units have exceeded the Minimum Offering amount of $33,000,000, you must, within thirty (30) days secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to Bremer Trust, N.A., escrow agent for Gold Energy in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in Instruction 4 within thirty (30) days of the date of Gold Energy’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Gold Energy shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.
Your funds will be placed in Gold Energy’s escrow account at Bremer Trust, N.A. The funds will be released to Gold Energy or returned to you in accordance with the escrow arrangements described in the Prospectus. Gold Energy may, in its sole discretion, reject or accept any part or all of your subscription. If Gold Energy rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. Gold Energy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Member Control Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “Gold Energy, LLC.”
     3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:
Gold Energy, LLC
Attention: Michelle Swenson
1183 6th Street South
Wahpeton, ND 58075
     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Gold Energy may, in its sole discretion, reject or accept any part or all of your subscription. If Gold Energy rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Gold Energy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to one of our governors listed below or to Gold Energy at 701-883-5783.

Governor	Cell Number	Home Number
Les Nesvig	701-730-0077	701-883-5783
Dan Skolness	701-219-1498	218-532-2216
Randy Schneider	701-426-4994	701-222-4100
Lance Peterson	218-731-1656	218-826-6759
Michelle Swenson	218-770-1576	218-685-4681
Shaun Beauclair	701-739-4195	218-478-2424
Blane Benedict	701-238-2626	218-789-7819
E. Additional Subscriber Information. The subscriber, named above, certifies the following under penalties of perjury:
1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)
☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
☐	Trust
Trustee’s Name:
Trust Date:
☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

☐	Check box if you are a non-resident alien
☐	Check box if you are a U.S. citizen residing outside of the United States
☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a	b.	c.

5.	Suitability Standards. You cannot invest in Gold Energy unless you meet one, or more, of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.
a.	☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

c.	☐	I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles.
6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.
By signing below the subscriber represents and warrants to Gold Energy that he, she or it:
a.	has received a copy of Gold Energy’s Prospectus dated [effective date] and the exhibits thereto;

b.	has been informed that the Units of Gold Energy are offered and sold in reliance upon a federal securities registration; South Dakota, North Dakota and Minnesota securities registrations; and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c.	has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of South Dakota, North Dakota and Minnesota, and that Gold Energy is relying in part upon the representations of the undersigned Subscriber contained herein;

d.	has been informed that the securities subscribed for have not been approved or disapproved by the South Dakota, North Dakota or Minnesota Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.	intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

f.	understands that there is no present market for Gold Energy’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.	has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.	has received a copy of the Gold Energy Member Control Agreement, dated November 9, 2005, and understands that upon closing the escrow by Gold Energy, the subscriber and the membership units will be bound by the provisions of the Member Control Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.	understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Gold Energy Member Control Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Member Control Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j.	meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.	understands that Gold Energy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Governors of Gold Energy in their sole discretion:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE MEMBER CONTROL AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
l.	understands that, to enforce the above legend, Gold Energy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m.	has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned’s investment;

n.	may not transfer or assign this subscription agreement, or any of the subscriber’s interest herein;

o.	has written his, her, or its correct taxpayer identification number under Item E.2 on this subscription agreement;

p.	is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

q.	understands that execution of the attached Promissory Note and Security Agreement will allow Gold Energy or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

r.	acknowledges that Gold Energy may retain possession of certificates representing subscriber’s Units to perfect its security interest in those Units.

Signature of Subscriber/ Joint Subscriber:

Date:

Individuals:		Entities:

	Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

	Signature of Individual	Print Name and Title of Officer

	Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber
ACCEPTANCE OF SUBSCRIPTION BY GOLD ENERGY, LLC:
Gold Energy, LLC hereby accepts the subscription for the above Units.
Dated this                      day of                                                            , 200                    .
GOLD ENERGY, LLC
By:
Its:

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement:                                                             , 200                    .
$1,000.00 per Unit

Minimum Investment of 25 Units ($25,000), 1 Unit Increments Thereafter ($1,000)

Number of Units subscribed

Total Purchase Price ($1,000.00 per Unit multiplied by number of Units subscribed)

( )	Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Gold Energy, LLC, a North Dakota limited liability company (“Gold Energy”), at its principal office located 1183 6th Street South, Wahpeton, ND 58075, or at such other place as required by Gold Energy, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the Gold Energy Board of Governors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Gold Energy.
The undersigned agrees to pay to Gold Energy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of North Dakota.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Gold Energy and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to Gold Energy, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of Gold Energy now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated: , 200.
OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:

(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDA
TO THE
MEMBER CONTROL AGREEMENT OF
GOLD ENERGY, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Gold Energy, LLC, has received a copy of the Member Control Agreement, dated November 9, 2005, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Member Control Agreement, shall be subject to and comply with all terms and conditions of said Member Control Agreement in all respects as if the undersigned had executed said Member Control Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Member Control Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and accepted on behalf of the
Company and its Members:

GOLD ENERGY, LLC

By:

Its:

1